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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-72656 and 33-74616) and on Form S-3 (File Number 333-49577) of our report dated January 31, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Aetrium Incorporated, which is incorporated by reference in Aetrium Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to incorporation by reference of our report dated January 31, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ Pricewaterhousecoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
March 30, 1999